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                                                                EXHIBIT 4
                                   [FRONT]

      6 3/4% SERIES A CONVERTIBLE            6 3/4% SERIES A CONVERTIBLE
     CUMULATIVE PREFERRED SHARES OF        CUMULATIVE PREFERRED SHARES OF
          BENEFICIAL INTEREST                   BENEFICIAL INTEREST
            PAR VALUE $.01                        PAR VALUE $.01

NUMBER   FORMED UNDER THE LAWS OF     THIS CERTIFICATE IS TRANSFERABLE    SHARES
            THE STATE OF TEXAS                  IN NEW YORK, NEW YORK OR
                                                      BOSTON, MASS.



                                      CUSIP (PENDING)
                                      SEE REVERSE FOR CERTAIN DEFINITIONS


                                    CRESCENT
                          REAL ESTATE EQUITIES COMPANY
                      A TEXAS REAL ESTATE INVESTMENT TRUST

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THIS CERTIFIES THAT


IS THE OWNER OF
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    FULLY PAID AND NONASSESSABLE 6-3/4% SERIES A CONVERTIBLE CUMULATIVE
    PREFERRED SHARES OF BENEFICIAL INTEREST OF

Crescent Real Estate Equities Company (the "Company"), transferable to the Company by the holder hereof in person, or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized representatives.

Dated:

                                            Countersigned and Registered
                                            BANKBOSTON, N.A.


[SIG]               [SIG]                By              Transfer Agent
Secretary           President                            and Registrar
                                                  Authorized Signature
     THERE ARE RESTRICTIONS ON THE TRANSFER OF THE SHARES EVIDENCED BY THIS
        CERTIFICATE AS MORE FULLY SET FORTH ON THE REVERSE SIDE HEREOF.


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                                   [REVERSE]



                  [CRESCENT REAL ESTATE EQUITIES COMPANY LOGO]


THE COMPANY WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO THE DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF BENEFICIAL INTEREST OF EACH CLASS WHICH THE COMPANY IS AUTHORIZED TO ISSUE, OR THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES WHICH THE COMPANY IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF TRUST MANAGERS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE COMPANY OR TO ITS TRANSFER AGENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP FOR THE PURPOSE OF THE MAINTENANCE OF THE COMPANY'S STATUS AS A REAL ESTATE INVESTMENT TRUST (A "REIT") UNDER SECTIONS 856 THROUGH 860 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE RESTATED DECLARATION OF TRUST, NO PERSON MAY
(i) BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES OF BENEFICIAL INTEREST OF THE COMPANY IN EXCESS OF 8.0 PERCENT (OR SUCH GREATER PERCENT AS MAY BE DETERMINED BY THE BOARD OF TRUST MANAGERS OF THE COMPANY) OF THE OUTSTANDING COMMON SHARES OF BENEFICIAL INTEREST (EXCEPT, TO THE EXTENT APPLICABLE, IN SUCH CIRCUMSTANCES AS THE EXISTING HOLDER LIMIT SHALL APPLY); (ii) BENEFICIALLY OR CONSTRUCTIVELY OWN PREFERRED SHARES OF BENEFICIAL INTEREST OF THE COMPANY OF ANY SERIES IN EXCESS OF 9.9 PERCENT OF THE OUTSTANDING PREFERRED SHARES OF BENEFICIAL INTEREST OF SUCH SERIES; OR (iii) BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES OF BENEFICIAL INTEREST OR PREFERRED SHARES OF BENEFICIAL INTEREST (OF ANY CLASS OR SERIES) WHICH WOULD RESULT IN THE COMPANY BEING "CLOSELY HELD" UNDER SECTION 856(b) OF THE CODE OR WHICH OTHERWISE COULD CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT. ANY PERSON WHO HAS BENEFICIAL OR CONSTRUCTIVE OWNERSHIP OR WHO ACQUIRES OR ATTEMPTS TO ACQUIRE BENEFICIAL OR CONSTRUCTIVE OWNERSHIP OF COMMON SHARES OF BENEFICIAL INTEREST AND/OR PREFERRED SHARES OF BENEFICIAL INTEREST IN EXCESS OF THE ABOVE LIMITATIONS AND ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS EXCESS SHARES OF BENEFICIAL INTEREST AS A TRANSFEREE OF COMMON OR PREFERRED SHARES OF BENEFICIAL INTEREST RESULTING IN AN EXCHANGE FOR EXCESS SHARES OF BENEFICIAL INTEREST (AS DESCRIBED BELOW) IMMEDIATELY MUST NOTIFY THE COMPANY IN WRITING OR IN THE EVENT OF A PROPOSED OR ATTEMPTED TRANSFER OR ACQUISITION OR PURPORTED CHANGE IN BENEFICIAL OR CONSTRUCTIVE OWNERSHIP, MUST GIVE WRITTEN NOTICE TO THE COMPANY AT LEAST FIFTEEN
(15) DAYS PRIOR TO THE PROPOSED OR ATTEMPTED TRANSFER, TRANSACTION OR OTHER EVENT. ANY TRANSFER OR ACQUISITION OF COMMON SHARES OF BENEFICIAL INTEREST AND/OR PREFERRED SHARES OF BENEFICIAL INTEREST OR OTHER EVENT WHICH RESULTS IN VIOLATION OF THE OWNERSHIP OR TRANSFER LIMITATIONS SET FORTH IN THE COMPANY'S RESTATED DECLARATION OF TRUST SHALL BE VOID AB INITIO AND


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THE PURPORTED BENEFICIAL AND RECORD TRANSFEREE SHALL NOT HAVE OR ACQUIRE ANY
RIGHTS IN SUCH COMMON SHARES OF BENEFICIAL INTEREST AND/OR PREFERRED SHARES OF BENEFICIAL INTEREST. IF THE TRANSFER AND OWNERSHIP LIMITATIONS REFERRED TO HEREIN ARE VIOLATED, THE COMMON OR PREFERRED SHARES OF BENEFICIAL INTEREST REPRESENTED HEREBY AUTOMATICALLY WILL BE EXCHANGED FOR EXCESS SHARES OF BENEFICIAL INTEREST TO THE EXTENT OF VIOLATION OF SUCH LIMITATIONS, AND SUCH EXCESS SHARES OF BENEFICIAL INTEREST WILL BE HELD IN TRUST BY THE COMPANY, ALL AS PROVIDED BY THE RESTATED DECLARATION OF TRUST OF THE COMPANY. ALL DEFINED TERMS USED IN THIS LEGEND HAVE THE MEANINGS IDENTIFIED IN THE COMPANY'S RESTATED DECLARATION OF TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND THE STATEMENT OF DESIGNATION, COPIES OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN -  as joint tenants with right of
          survivorship and not as tenants in
          common
UNIF GIFT MIN ACT - _____ Custodian ________
                    (Cust)          (Minor)
                    under Uniform Gifts to Minors
                    Act ___________
                          (State)

    Additional abbreviations may also be used though not in the above list.

For value received, ___________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR THE
  IDENTIFYING NUMBER OF ASSIGNEE

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-----------------------------------------------------------------------Attorney
to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Dated,                                    X
      ----------------------------          ----------------------------------
                NOTICE:                               (SIGNATURE)
         THE SIGNATURE(S) TO THIS
         ASSIGNMENT MUST CORRESPOND
         WITH THE NAME(S) AS WRITTEN      X
                                            ----------------------------------
         UPON THE FACE OF THE                         (SIGNATURE)
         CERTIFICATE IN EVERY
         PARTICULAR WITHOUT ALTERATION


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     OR ENLARGEMENT OR ANY CHANGE
     WHATEVER.

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN "ELIGIBLE GUARANTOR
INSTITUTION" AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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SIGNATURE(S) GUARANTEED BY:




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